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                                                                 Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Motorola, Inc.:



We consent to the incorporation by reference in the registration statement on Form S-4, as amended, of Motorola, Inc. of our reports dated January 10, 2001, except as to Note 4, which is as of January 31, 2001, relating to the consolidated balance sheets of Motorola, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which reports appear in or are incorporated by reference in the annual report on Form 10-K of Motorola, Inc. for the year ended December 31, 2000 and to the reference to our firm under the headings "Experts" and "Summary Selected Financial Information" in the prospectus.

                                       /s/ KPMG LLP
Chicago, Illinois

May 30, 2001